Exhibit 99.1

Express, Inc. Appoints Stewart Glendinning as Chief Executive Officer

Former Tyson Foods Executive Brings Significant Operating and Finance Expertise and Proven Record of Building High Performance Teams and Iconic Brands

COLUMBUS, Ohio—(BUSINESS WIRE)—Fashion apparel retailer Express, Inc. (NYSE: EXPR) today announced that Stewart Glendinning has been appointed Chief Executive Officer and a member of the Express Board of Directors, effective September 15, 2023. Glendinning succeeds Tim Baxter, who has resigned as Chief Executive Officer and as a member of the Board. Baxter will be available as needed to support a smooth transition.

Glendinning brings to Express more than 20 years of experience in the consumer products industry and a proven record of operating excellence, financial discipline and building high-performing teams to grow iconic brands. He most recently served as Group President, Prepared Foods of Tyson Foods, Inc. In this role, he managed all aspects of the Prepared Foods portfolio, including renowned brands Jimmy Dean, Hillshire Farm and Ball Park, and guided the business to strong volume performance and market share gains across the retail brand portfolio. Previously, Glendinning was Chief Financial Officer of Tyson Foods and responsible for worldwide financial planning, finance and accounting functions.

“The Express Board is confident that Stewart is the right person to reinvigorate performance and build the strongest possible foundation on which Express can succeed,” said Mylle Mangum, Chairman of the Express Board. “He is a highly accomplished executive who will bring fresh thinking to the Company and our strategies for profitable growth. Stewart shares the Board’s belief that further operating improvements and greater financial discipline are needed to ensure that Express is best positioned to deliver significant, sustainable shareholder value.”

Glendinning said, “Express has an outstanding portfolio of brands, a high-potential partnership with WHP and a premier omnichannel platform. Through a keen focus on execution and cost discipline, I am confident that we can better capitalize on these differentiators, increase the Company’s financial strength and create shareholder value. I look forward to leveraging my experience and to working closely with the Board and Express team to drive value creation for all our stakeholders.”

Mangum added, “On behalf of the Board, I want to thank Tim for his contributions to Express. We wish him all the best in his future endeavors.”

Mr. Baxter’s resignation is unrelated to the Company’s accounting or financial reporting, and the Company reaffirms its guidance previously announced on September 6.

About Stewart Glendinning

Glendinning joins Express from Tyson Foods, where he most recently served as Group President, Prepared Foods. He previously served as Executive Vice President and Chief Financial Officer of Tyson Foods. As Chief Financial Officer of Tyson Foods, he was responsible for the worldwide finance and accounting functions of the Company and represented Tyson Foods on matters involving investors, banks, ratings agencies, auditors and other financial matters.

Earlier in his career, Glendinning served as President and Chief Executive Officer of Molson Coors International. He began his career at Molson Coors in 2005 as Chief Financial Officer for Molson Coors UK and subsequently held the positions of Chief Financial Officer for Molson Coors Brewing, President and Chief Executive Officer of the UK Business, and President and Chief Executive Officer of Molson Coors Canada.

Before joining Molson Coors in 2005, Glendinning worked with KPMG and then The Hackett Group, professional services companies where he held various senior audit and consulting roles.

He serves on the Board of Directors of The North West Company and has served with various organizations within the U.S. Naval Reserve.

Glendinning earned his bachelor’s degree in accounting from the College of William and Mary and a law degree from the University of Miami.

About EXPR

EXPR is a multi-brand fashion retailer whose portfolio includes Express, Bonobos and UpWest. The Company operates an omnichannel platform as well as physical and online stores. Grounded in a belief that style, quality and value should all be found in one place, Express is a brand with a purpose - We Create Confidence. We Inspire Self-Expression. - powered by a styling community. Bonobos is a menswear brand known for exceptional fit and an innovative retail model. UpWest is an apparel, accessories and home goods brand with a purpose to Provide Comfort for People & Planet.

The Company has 530 Express retail and Express Factory Outlet stores in the United States and Puerto Rico, the Express.com online store and the Express mobile app; 60 Bonobos Guideshop locations and the Bonobos.com online store; and 11 UpWest retail stores and the UpWest.com online store. EXPR is traded on the NYSE under the symbol EXPR. For more information about our Company, please visit www.express.com/investor and for more information about our brands, please visit www.express.com, www.bonobos.com or www.upwest.com.

Forward-Looking Statements

Certain statements are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and include, but are not limited to (1) guidance and expectations, including statements regarding expected operating margins, comparable sales, effective tax rates, interest income, net income, diluted earnings per share, cash tax refunds, liquidity, EBITDA, free cash flow, eCommerce demand, and capital expenditures, (2) statements regarding expected store openings, store closures, store conversions, and gross square footage, (3) statements regarding the Company’s strategy, plans, and initiatives, including, but not limited to, results expected from such strategy, plans, and initiatives, (4) statements regarding the Company’s workforce reduction and other cost reduction actions, including, but not limited to, charges associated with the workforce reduction and the financial benefits (and the timing of the realization of such benefits) expected from such actions, and (5) the anticipated benefits or effects of the Bonobos acquisition, including statements regarding operating results, financial efficiencies, operational synergies, and our plans, objectives, expectations and intentions related to the acquired assets. You can identify these forward-looking statements by the use of words in the future tense and statements accompanied by words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads” or the negative version of these words or other comparable words. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company’s control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) the duration and severity of ongoing negative macroeconomic conditions caused by the COVID-19 pandemic and their future impact on our business operations, financial condition, liquidity and cash flow; (3) geopolitical risks, including impacts from the ongoing conflict between Russia and Ukraine and increased tensions between China and Taiwan; (4) our ability to operate our business efficiently, manage capital expenditures and costs, and obtain financing when required; (5) our ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors including selling through inventory at an appropriate price; (6) fluctuations in our sales, results of operations, and cash levels on a seasonal basis and due to a variety of other factors, including our product offerings relative to customer demand, the mix of merchandise we sell, promotions, inventory levels, and sales mix between stores and eCommerce; (7)

customer traffic at malls, shopping centers, and at our stores; (8) competition from other retailers; (9) our dependence on a strong brand image; (10) our ability to adapt to changing consumer behavior and develop and maintain a relevant and reliable omni-channel experience for our customers, including our efforts to optimize our omni-channel platform through our partnership with WHP Global; (11) the failure or breach of information systems upon which we rely; (12) our ability to protect customer data from fraud and theft; (13) our dependence upon third parties to manufacture all of our merchandise; (14) changes in the cost of raw materials, labor, and freight; (15) labor shortages and supply chain disruption; (16) our dependence upon key executive management; (17) our ability to execute our growth strategy, EXPRESSway Forward, including, but not limited to, engaging our customers and acquiring new ones, executing with precision to accelerate sales and profitability, creating great product and reinvigorating our brand; (18) our substantial lease obligations; (19) our reliance on third parties to provide us with certain key services for our business; (20) impairment charges on long-lived assets; (21) claims made against us resulting in litigation or changes in laws and regulations applicable to our business; (22) our inability to protect our trademarks or other intellectual property rights which may preclude the use of our trademarks or other intellectual property around the world; (23) restrictions imposed on us under the terms of our current credit facility, including asset based requirements related to inventory levels, ability to make additional borrowings, and restrictions on the ability to effect share repurchases; (24) our inability to maintain compliance with covenants in our current credit facility; (25) changes in tax requirements, results of tax audits, and other factors including timing of tax refund receipts, that may cause fluctuations in our effective tax rate; (26) changes in tariff rates; (27) natural disasters, extreme weather, public health issues, including pandemics, fire, acts of terrorism or war and other events that cause business interruption, (28) risks related to our strategic partnership with WHP Global; (29) our ability to realize the expected strategic and financial benefits of the Bonobos acquisition; (30) our failure to regain compliance with the continued listing requirements of the New York Stock Exchange, or any future failure to meet those requirements; and (31) the financial and other effects of our workforce reduction and other cost reduction actions, including our inability to realize the benefits from such actions within the anticipated timeframe. These factors should not be construed as exhaustive and should be read in conjunction with the additional information concerning these and other factors in Express, Inc.’s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

Contacts

Investors

Greg Johnson

gjohnson@express.com

614-474-4890

Media

Sarah Gordon

SHADOW

212-972-0277 x4077

sgordon@weareshadow.com / expressbiz@weareshadow.com